FILED # C7137-99

MAR 25 1999

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

03/25/1999 11:28A AN145 FY99-000-56507

ARTICLES OF INCORPORATION
OF

# MLM ASSOCIATES, INC.

**FIRST.** The name of this corporation is MLM ASSOCIATES, INC.

**SECOND.** Its resident agent and registered office in the State of Nevada is as follows: PARACORP at 318 N. Carson Street, Suite 208, Carson City, Nevada 89701.

**THIRD.** The total number of shares which the corporation is authorized to issue is One Million (1,000,000) shares of common stock with a par value of $.001.

**FOURTH.** The governing body of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation.

The names and addresses of the first board of director, which shall consist of one director is as follows:

Lawrence W. Horwitz
Two Venture Plaza, Suite 350
Irvine, CA 92618

**FIFTH.** The name and address of the incorporator signing the Articles of Incorporation is as follows:

Mulea Farsai, Esq.
HORWITZ & BEAM
Two Venture Plaza, Suite 350
Irvine, California 92618

**SIXTH.** At all elections of directors of the corporation, each holder of stock possessing voting power is entitled to as many votes as equal the number of shares multiplied by the number of directors to be elected, and he may cast all of his votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

**SEVENTH.** No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues. Any repeal or

modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of March, 1999.

Malea M. Farsai, Incorporator

LAURIE J. CRUZ
Commission # 1140861
Notary Public — California
Orange County
My Comm. Expires May 30, 2001

STATE OF CALIFORNIA )
) ss.
COUNTY OF ORANGE )

On this 22nd day of March, 1999 before me, the undersigned Notary Public, personally appeared Malea M. Farsai, personally known to me (or prove to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within Instrument and acknowledged to me that he executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

LAURIE J. CRUZ
Commission # 1140861
Notary Public — California
Orange County
My Comm. Expires May 30, 2001

FILED # C7137-99

MAR 25 1999

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

**CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT**

The undersigned, Paracorp Incorporated hereby accepts the appointment as Resident Agent of the above named corporation.

Dated: 3/25/99

Resident Agent

By: Nancy A. Gabbes for Paracorp Inc.

Name:

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

**Certificate of Amendment**
(PURSUANT TO NRS 78.385 and 78.390)

Office Use Only:
FILED # C 7137-99
DEC 0 2 2002
IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

*Important: Read attached instructions before completing*

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

**- Remit in Duplicate -**

1. Name of corporation: MLM ASSOCIATES, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE I: The name of the Corporation is: HJS TECH, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%*

4. Officer Signature (Required):

[signature]

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

| Filed in the office of | Document Number |
|---|---|
| Dean Heller<br>Secretary of State<br>State of Nevada | 20060738294-11 |
| | Filing Date and Time<br>11/15/2006 6:48 AM |
| | Entity Number<br>C7137-1999 |

# Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:
HIS TECH, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article II. of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

A). Total number of shares of Common Stock that this corporation is authorized to issue is Twenty Million shares (20, 000,000). The Common Stock of the Corporation shall have a par value of $0.001 per share.

B). WHEREAS, the Corporation desires to enact a reorganization of the Corporation that requires a forward split of the common stock of the Corporation; and

NOW THEREFORE BE IT RESOLVED that, effective immediately upon the closing of the reorganization of the Corporation, the Corporation shall conduct a 1 for 50 Forward Stock Split.

(Please refer to attachment "A")

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 100%

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): Lawrence Horwitz

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

NUMBER OF PAGES ATTACHED 1

## CERTIFICATE OF AMENDMENT

## OF

## ARTICLES OF INCORPORATION

The undersigned certifies that:

1. He is the ***President*** and ***Secretary***, respectively, of **HJS** TECH **Inc.**, a Nevada Corporation (the "Corporation").

2. Article II. of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

   A). Total number of shares of ***Common Stock*** that this corporation is authorized to issue is ***Twenty Million shares*** {20,000,000}. The ***Common Stock*** of the Corporation shall have a par value of $0.001 per share.

   B). WHEREAS, the Corporation desires to enact a reorganization of the Corporation that requires a forward split of the common stock of the Corporation; and

   NOW THEREFORE BE IT RESOLVED that, effective immediately upon the closing of the reorganization of the Corporation, the Corporation shall conduct a 1for 50 Forward Stock Split.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

DATED: July 31, 2006

Lawrence Horwitz

Lawrence W. Horwitz
President and Secretary

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

| Filed in the office of | Document Number 20070386826-02 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 05/31/2007 3:24 PM |
| | Entity Number C7137-1999 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

HJS TECH, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE I: The name of the Corporation is : GAME PLAN HOLDINGS, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 100%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X Lawrence Horwitz

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

| Filed in the office of | Document Number 20070871867-86 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 12/19/2007 9:21 AM |
| | Entity Number C7137-1999 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

### (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Game Plan Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article III:

The number of authorized shares of common stock shall be increased to 100,000,000 shares of common stock, $.001 par value.

The Corporation is further authorized to implement a one hundred and ten for one ("110-for-1") forward split of its Common Stock by issuing one hundred and ninety-seven (110) shares of the Corporation's Common Stock for each one (1) share of Common Stock issued as of the Record Date, January 1, 2008.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 75%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*